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                                                                    EXHIBIT 21.0

                        Scientific Games Holdings Corp.
                                  Subsidiaries


                                                               State/jurisdiction
                                                               of incorporation/                 Other names under which
Name                                                             organization                    business is conducted
--------------------                                           -------------------               -----------------------------------
Scientific Games Inc.                                          Delaware

Scientific Games (Greece), Inc.                                Delaware

Scientific Games Acquisition Corp.                             Delaware                          Formerly GameTec Inc.

Scientific Games Foreign Sales Corporation                     Barbados

Scientific Games International Limited                         United Kingdom
  Line of business: instant ticket manufacturer
  Number of subsidiaries within US = 0
  Number of subsidiaries outside US = 4

Scientific Games International GmbH                            Austria

  Line of business: on-line lottery systems
  Number of subsidiaries within US = 0
  Number of subsidiaries outside US = 0

Scientific Games Finance Corporation                           Delaware

Scientific Games Royalty Corporation                           Delaware

Scientific Games France Inc.                                   Delaware